UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 23, 2007

ADVANCED ANALOGIC TECHNOLOGIES

INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-51349	77-0462930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 East Arques Avenue

Sunnyvale, CA 94085

(Address of principal executive offices, including zip code)

(408) 737-4600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On January 23, 2007, Advanced Analogic Technologies Incorporated (the “Company”) entered into a Sublease Agreement (the “Sublease”) with Sandisk Corporation for a facility consisting of approximately 42,174 square feet of office space located at 3230 Scott Boulevard in Santa Clara, California.

The term of the Sublease commences on September 1, 2007 and ends on March 16, 2016. Total base rent expense from September 1, 2007 through the end of the Sublease term is approximately $4 million.

In addition to base rent expense, the Company will be responsible for certain costs and charges specified in the Sublease, including insurance costs, real property taxes and utility expenses.

A copy of the Sublease is attached hereto as Exhibit 10.17 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.17	Sublease dated January 23, 2007 by and between Sandisk Corporation and Advanced Analogic Technologies Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED ANALOGIC TECHNOLOGIES INCORPORATED

/s/ Brian R. McDonald
Brian R. McDonald
Chief Financial Officer, Vice President of Worldwide Finance and Secretary

Date: June 25, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.17	Sublease dated January 23, 2007 by and between Sandisk Corporation and Advanced Analogic Technologies Incorporated.